EXHIBIT 10.2

SECURED REVOLVING CREDIT NOTE

$6,000,000 and Interest	October 30, 2009

FOR VALUE RECEIVED, Elecsys Corporation, a Kansas corporation (the “Borrower”) promises to pay to the order of UMB Bank, N.A. (the “Bank”), at its main office in Kansas City, Missouri, on October 30, 2011, or as otherwise required by the terms of the Secured Loan Agreement, as defined below, the principal sum of Six Million and 00/100 Dollars ($6,000,000) or such other lesser amount as shall be noted on the Schedule of Disbursements and Payments of Principal attached hereto pursuant to the authority set forth herein or otherwise recorded on the books and records of the Bank, together with interest on the unpaid principal balance hereof from time to time outstanding from date or dates of disbursement until paid at the rate or rates set forth in that certain Secured Loan Agreement between the Bank and the Borrower dated the date hereof (the “Secured Loan Agreement”), adjusted as set forth therein, with all accrued interest payable as set forth therein.  Interest hereunder shall be computed on the basis of days elapsed and assuming a 360-day year.  Unless the Bank, in its sole discretion, may from time to time otherwise direct, all payments shall be applied first to payment of accrued interest, and then to reduction of the principal sum due hereunder.  Any part of the outstanding principal balance hereof may be paid prior to maturity and if less than the full amount due hereunder is paid, the Borrower may from time to time until maturity receive further disbursements hereunder; provided, however, the aggregate amount of all principal amounts outstanding hereunder shall at no time exceed the face amount of this Note.  In the event the Borrower pays any part of the principal balance hereof prior to maturity or, in accordance with the terms hereof, receives any additional disbursements of principal hereunder, the principal amount due hereunder shall be the last amount stated to be the Unpaid Principal Balance of the Note on the Schedule of Disbursements and Payments of Principal or otherwise recorded on the books and records of the Bank and the Borrower hereby authorizes any officer of the Bank to make notations on the Schedule of Disbursements and Payments of Principal or to otherwise make an entry in the books and records of the Bank from time to time to evidence payments and disbursements hereunder.  The Bank or holder hereof may make advances upon oral or written instructions of the Borrower or any other person or persons duly authorized by the Borrower.

All capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Secured Loan Agreement.

Upon occurrence of any of the Events of Default set forth in the Secured Loan Agreement and the declaration thereof by the Bank or the Revolving Credit Maturity Date, whichever happens earlier, then this Note and all other obligations of the Borrower to the holder hereof shall immediately become due and payable in full without further notice or demand except as otherwise specifically provided in the Secured Loan Agreement.

The interpretation of this instrument and the rights and remedies of the parties hereto shall be governed by the laws of the State of Missouri.  To the extent permitted by applicable law, the Borrower agrees to pay all expenses of the holder in collecting this Note and enforcing the Bank’s rights under the Secured Loan Agreement, including reasonable attorneys’ fees and expenses.

All credit evidenced by this Note is extended pursuant to the Secured Loan Agreement, reference to which is made for a complete statement of all terms and conditions of all borrowings evidenced hereby.

ELECSYS CORPORATION By: ______________________________ Name: ____________________________ Title: _____________________________

Schedule No. 1

SCHEDULE OF DISBURSEMENTS AND PAYMENTS OF PRINCIPAL AND INTEREST

Date	Date Interest Paid to	Interest Rate	Interest Paid	Amount of Principal Disbursement	Amount of Principal Payment	Unpaid Principal Balance	Disbursement Approved By

This is the Schedule of Disbursements and Payments of Principal and Interest referred to in the Secured Revolving Credit Note dated ___________, 2009, made by the undersigned to the order of UMB Bank, N.A.

Dated: ______________, 2009

ELECSYS CORPORATION By: ______________________________ Name: ____________________________ Title: _____________________________